UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On February 1, 2012, Diodes Incorporated (the “Company”), Diodes International B.V. (the “BV Entity”) and Diodes Zetex Limited (collectively, the “Borrowers”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Bank of America, N.A. (the “Lender”), and certain related documents.

The following summary does not purport to be a complete summary of the Fifth Amendment and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated by reference.

The Fifth Amendment added an additional borrower, BV Entity, to the Credit Agreement dated as of November 25, 2009, as amended prior to the Fifth Amendment (the “Original Credit Agreement”; the Original Credit Agreement as further amended by the Fifth Amendment is referred to as the “Credit Agreement”), and provides for an additional term loan in the amount of US$40,000,000 (the “Term Loan”). The Term Loan matures on January 17, 2015. The proceeds of the Term Loan may be used for general corporate purposes, financing temporary cash shortness, capital expenditures and to pay fees and expenses in connection therewith. The Term Loan will bear interest at a rate per annum equal to the Eurocurrency Rate (as defined) plus 1.25% per annum.

The Lender will fund the Term Loan to the BV Entity in a single advance on or about February 2, 2012. The Term Loan is not a revolving credit facility, and any amount repaid may not be reborrowed.

The Fifth Amendment also extends the Maturity Date (as defined) of the Original Credit Agreement to January 17, 2013 (for loans other than the Term Loan), and provides that the Maturity Date for the Term Loan is January 16, 2015.

The Fifth Amendment also modifies the provisions for the Eurocurrency Rate by allowing for Interest Periods of 30, 60 or 90 days, rather than requiring all Eurocurrency Rate determinations to be on Interest Periods of one month, and by reducing the interest rate for Eurocurrency Rate committed loans from the Eurocurrency Rate plus 3.0% to the Eurocurrency Rate plus 2.5%.

The Company will pledge 65% of the equity Interests in the BV Entity to the Lender as security for all of the obligations of the Borrowers under the Credit Agreement.

The Fifth Amendment adds as additional financial covenants that the Interest Coverage Ratio (as defined) will be at least 3.0 to 1.0 on a consolidated basis, and that the Funded Debt to EBITDA Ratio (as defined) will not exceed 2.50 to 1.0 on a consolidated basis. The Fifth Amendment deletes a financial covenant relating to the Fixed Charge Coverage Ratio.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 hereby is incorporated by reference into this Item 2.03.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Fifth Amendment to Credit Agreement, dated February 1, 2012, by and among Diodes Incorporated, Diodes Zetex Limited, Diodes International B.V., and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2012	DIODES INCORPORATED

	By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer